As filed with the Securities and Exchange Commission on December 20, 2002
Registration No. 333-●

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bowne & Co., Inc.

(Exact name of Registrant as specified in its charter)

Delaware	13-2618477
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Bowne & Co., Inc.

345 Hudson Street
New York, New York 10014
(Address, including zip code, of Registrant’s principal executive officers)

Bowne 401(k) Savings Plan

(Full title of the Plan)

Scott L. Spitzer, Esq.

Vice President, Associate General Counsel and Corporate Secretary
Bowne & Co., Inc.
345 Hudson Street
New York, New York 10014
(212) 924-5500
(Name, address, including zip code, and telephone number,
including area code, of Registrant’s agent for service)

Copies to:

Vincent Pagano, Jr., Esq.

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Securities to be Registered	Registered	Per Share	Offering Price	Fee

Common Stock, $1.00 par value per share	1,300,000	$10.65(a)	$14,000,000(a)	$1,288(a)

(a)	Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape on December 19, 2002.

      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

      The following documents filed by Bowne & Co, Inc. (the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a) The Annual Report of Bowne & Co, Inc. on Form 10-K for the fiscal year ended December 31, 2001.

(b) The Quarterly Report of Bowne & Co, Inc. on Form 10-Q for the fiscal quarter ended September 30, 2002.

(c) The Quarterly Report of Bowne & Co, Inc. on Form 10-Q for the fiscal quarter ended June 30, 2002.

(d) The Quarterly Report of Bowne & Co, Inc. on Form 10-Q for the fiscal quarter ending March 31, 2002.

(e) The Current Report of Bowne & Co, Inc. on Form 8-K filed on October 7, 2002, and Amendment No. 1 to such Current Report on Form 8-K/A filed on December 11, 2002.

(f) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-K filed with the Commission on June 23, 1998.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities

      Not required.

Item 5.     Interests of Named Experts and Counsel

      None.

Item 6.     Indemnification of Directors and Officers

      The Company is a Delaware corporation. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of a director’s fiduciary duty, except (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) transactions described in Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) any transaction from which a director derived an improper personal benefit.

      Reference is also made to Section 145 of the DGCL, which empowers a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe the person’s conduct was unlawful. A Delaware corporation may indemnify any person in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the corporation. Where a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses (including attorney’s fees) which such person actually and reasonably incurred.

      Article Ninth of the Company’s Certificate of Incorporation, furthermore, provides that no director of the Company is personally liable to the Company or its stockholders for damages for any breach of duty as a director unless a judgment or other final adjudication adverse to him establishes that his acts or omissions involved bad faith, intentional misconduct, a knowing violation of law or certain expressly prohibited acts, or that he personally gained a financial profit or other advantage to which he was not legally entitled.

      Article VII of the Company’s By-Laws provides that the Company shall indemnify all persons whom it shall have power to indemnify from and against all expenses, liabilities or other matters to the fullest extent permitted by the DGCL as from time to time amended.

      The Company also has liability insurance policies in effect which cover certain claims against officers and directors of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by them in such capacities as officers and directors.

Item 7.     Exemption from Registration Claimed

      Not applicable.

Item 8.     Exhibits

      The following exhibits are filed as part of this Registration Statement:

3(ii)	By-Laws (incorporated by reference to Exhibit 4 to the Company’s Current Report on Form 8-K Filed June 23, 1998)
4.1	Certificate of Incorporation (incorporated by reference to Exhibit 2 to the Company’s Current Report on Form 8-K filed June 23, 1998)
4.2	Certificate of Designations (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K filed June 23, 1998)
4.3	Rights Agreement, dated as of June 19, 1998 between the Company and The Bank of New York (incorporated by reference to Exhibit 5 to the Company’s Current Report on Form 8-K filed June 23, 1998)
5	Opinion of Simpson Thacher & Bartlett regarding the legality of the common stock being registered
23.1	Consent of KPMG LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Simpson Thacher & Bartlett (included in Exhibit 5)
24	Power of Attorney (included in signature page)

Item 9.     Undertakings

      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement);

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of the Plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To submit the Company’s Plans and any amendments to such plans to the Internal Revenue Service (the “IRS”) in a timely manner and to make all changes required by the IRS in order to qualify such plans under Section 401 of the Internal Revenue Code of 1986.

(6) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Bowne & Co., Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of December, 2002.

BOWNE & CO., INC.

By:	/s/ SCOTT L. SPITZER

Vice President, Associate General Counsel and Corporate Secretary

      Pursuant to the requirements of the Securities Act of 1933, the Bowne & 401(k) Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on this 20th day of December, 2002.

BOWNE 401(K) SAVINGS PLAN

By:	Investment and Administrative Committee

By:	/s/ PHILIP E. KUCERA

Senior Vice President and General Counsel

POWER OF ATTORNEY

      Bowne & Co., Inc. and each person whose signature appears below hereby authorize both C. Cody Colquitt and Scott L. Spitzer, each with full power to act alone, to file in either paper or electronic form a Registration Statement on Form S-8 and any and all amendments thereto, under the Securities Act of 1933 as amended, relating to the Bowne 401(k) Savings Plan which Registration Statement and amendments shall contain such information and exhibits as the said C. Cody Colquitt or Scott L. Spitzer deems appropriate. Bowne & Co., Inc. and each such person hereby further appoint both C. Cody Colquitt and Scott L. Spitzer as his or her and its attorneys-in-fact, each with fill power to act alone, to execute such Registration Statement and any and all amendments thereto in the name and on behalf of Bowne & Co., Inc. as well as in the name and on behalf of each such person, individually and in each capacity state below, thereby granting to said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing whatsoever that any of them may deem necessary or advisable in order to carry out fully the intent of the foregoing as the undersigned might or could do personally or in their capacities aforesaid.

BOWNE & CO., INC.

By:	/s/ C. CODY COLQUITT

Senior Vice President and Chief Financial Officer

Dated: December 20, 2002

      Pursuant to the requirements of the Securities Act of 1933 as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 20th day of December, 2002.

Signature	Title	Date

/s/ ROBERT M. JOHNSON (Robert M. Johnson)	Chairman of the Board and Chief Executive Officer (and Director)	December 20, 2002

/s/ CARL J. CROSETTO (Carl J. Crosetto)	President (and Director)	December 20 2002

/s/ C. CODY COLQUITT (C. Cody Colquitt)	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 20, 2002

/s/ DOUGLAS B. FOX (Douglas B. Fox)	Director	December 20, 2002

/s/ GLORIA M. PORTELA (Gloria M. Portela)	Director	December 20, 2002

/s/ H. MARSHALL SCHWARZ (H. Marshall Schwarz)	Director	December 20, 2002

/s/ WENDELL M. SMITH (Wendell M. Smith)	Director	December 20, 2002

/s/ LISA A. STANLEY (Lisa A. Stanley)	Director	December 20, 2002

/s/ VINCENT TESE (Vincent Tese)	Director	December 20, 2002

/s/ HARRY WALLESA (Harry Wallesa)	Director	December 20, 2002

/s/ RICHARD R. WEST (Richard R. West)	Director	December 20, 2002

/s/ ROBERT M. JOHNSON (Robert M. Johnson)	Attorney-in-Fact	December 20 2002

INDEX TO EXHIBITS

Exhibit
Number	Description

3(ii)	By-Laws (incorporated by reference to Exhibit 4 to the Company’s Current Report on Form 8-K Filed June 23, 1998)
4.1	Certificate of Incorporation (incorporated by reference to Exhibit 2 to the Company’s Current Report on Form 8-K filed June 23, 1998)
4.2	Certificate of Designations (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K filed June 23, 1998)
4.3	Rights Agreement, dated as of June 19, 1998 between the Company and The Bank of New York (incorporated by reference to Exhibit 5 to the Company’s Current Report on Form 8-K filed June 23, 1998)
5	Opinion of Simpson Thacher & Bartlett regarding the legality of the common stock being registered
23.1	Consent of KPMG LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Simpson Thacher & Bartlett (included in Exhibit 5)
24	Power of Attorney (included in signature page)